CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 14, 2025 relating to the financial statements and financial highlights of Diamond Hill Large Cap Concentrated Fund, a series of Diamond Hill Funds, which are included in Form N-CSR for the year ended December 31, 2024, and to the references to our firm under the headings “Financial Highlights” and “Exhibit B–Financial Highlights” in the Combined Prospectus/Information Statement.

COHEN & COMPANY, LTD.
Cleveland, Ohio
July 28, 2025